Exhibit 99.2
One Gateway Center, Suite 702, Newton, MA 02458 USA
FOR IMMEDIATE RELEASE
Clinical Data Prices 3,000,000 Share Common Stock Offering
NEWTON, Mass. — July 18, 2007 — Clinical Data, Inc. (NASDAQ: CLDA) announced today the pricing of an underwritten public offering of 3,000,000 shares of its common stock at a public offering price of $22.00 per share. All of the shares are being offered by Clinical Data pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Bear, Stearns & Co. Inc. is acting as sole book-running manager of the offering and Lazard Capital Markets LLC is acting as co-manager. In connection with this offering, Clinical Data granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock at the public offering price to cover over-allotments, if any. The offering is expected to close on or about July 23, 2007, subject to customary conditions.
Clinical Data’s largest stockholder and Chairman of its Board of Directors, Randal J. Kirk, through one or more of his affiliates, will purchase an aggregate of 2,250,000 shares of the common stock offered at the public offering price for an aggregate purchase price of $49.5 million. Upon the closing of the offering and prior to any exercise of the underwriters’ over-allotment option, Mr. Kirk will own, directly or through his affiliates, approximately 48% of the issued and outstanding common stock of Clinical Data.
The transaction is expected to provide gross proceeds of approximately $66 million to Clinical Data before deducting costs associated with the offering and prior to any exercise of the underwriters’ over-allotment option. The Company currently expects to use the net proceeds of this offering to fund clinical trial activities, preclinical research and development activities and for other general corporate purposes, including the acquisition of complementary businesses and technologies, capital expenditures and working capital.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Copies of the prospectus supplement and related prospectus relating to this offering may be obtained from Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179, Attn: Prospectus Department, or by phone at (866) 803-9204.
About Clinical Data, Inc.
Clinical Data, Inc. is a global biotechnology company unlocking the potential of molecular discovery, from targeted science to better healthcare. Its PGxHealth division focuses on genetic test and biomarker development to help predict drug safety and efficacy, thereby reducing health care costs and improving clinical outcomes. Its Cogenics division provides molecular and pharmacogenomics services to both research and regulated environments. Its Vital Diagnostics division offers in vitro diagnostics solutions for the clinical laboratory. Through these divisions, Clinical Data is leveraging advances in molecular discovery to provide tangible benefits for patients, doctors, scientists, and health plans worldwide.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information about Clinical Data and its subsidiaries that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding: our ability to raise cash through sales of our equity securities or to produce cash from operations sufficient to fund our current level of activities, including clinical trials; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether we will be able to finance our operations through sales of securities and/or cash generated from continuing operations; general economic downturns; and other risks contained in our various SEC reports and filings, including but not limited to our Annual Report on Form 10-K for the year ended March 31, 2007 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.
Internet Website: www.clda.com
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Stephanie Carrington/Sara Ephraim 1-646-536-7017/7002	Jason Rando/Janine McCargo 1-646-536-7025/7033